UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 18, 2012

ROCK ENERGY RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-23022	11-2740461
(Commission File Number)	(IRS Employer Identification No.)

10350 Richmond Avenue, Suite 800, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

(832) 301-5968

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers and Compensatory Arrangements
Item 7.01	Regulation FD Disclosure

On September 18, 2012, the Board of Directors of Rock Energy Resources, Inc. (the “Company”) appointed Gordon F. Lee to serve as a member of its Board of Directors pursuant to the terms of an Independent Director Compensation Agreement of the same date. The Company awarded Mr. Lee a stock grant of 1,500,000 restricted common shares, with one-third of these shares vesting successively on the date of appointment, the first anniversary and the second anniversary dates of appointment. In addition, pursuant to an Indemnification Agreement of even date, the Company agreed to indemnify Mr. Lee against liabilities arising in connection with his service as a director of the Company, provided, among other judicial and Board caveats applicable to a determination of indemnification coverage in the agreement, that he acted in good faith and in the best interests of the Company.

Gordon F. Lee, age 61, has 30 years of direct experience in the securities and investment industries, as a private investment banker, securities adviser, corporate strategist, entrepreneur and significant investor, Lee has made his footprint over the landscape. The first eight years of his career were spent in the public sector of capital formation for oil and gas companies, focused on corporate securities matters, including advising small business clients, assisting companies with raising money, going public, closing various opportunities in structuring transactions such as mergers, acquisitions and joint ventures. After several years in the Canadian markets in the capacity of Chief Advisor, Corporate Finance, he became an investment banker and moved to the US. He is currently focused on public venture capital and investing in high growth companies in various industry sectors. Currently, Mr. Lee also serves as the Chief Executive Officer and a director of Gold Crest Mines, Inc. and as the President, Treasurer and a Director of Focus Gold Corporation, companies whose securities are registered under Section 12 of the Securities Exchange Act.

Mr. Lee holds the following academic credentials: BA, 1975, University of Ontario (Guelph); LLB, 1977, University of Toronto. Mr. Lee is a Director and the Chief Executive Officer of Gold Crest Mines, Inc. During the past ten years, Mr. Lee has not been involved in any legal proceedings that are material to an evaluation of his ability or integrity under Item 401(f) of Regulation S-K.

On September 20, 2012, Registrant issued the press release attached as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01	Financial Statements and exhibits

(d) Exhibits

99.1 Press Release dated September 20, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCK ENERGY RESOURCES, INC.

By:	/s/ Rocky V. Emery
Rocky V. Emery Chief Executive Officer

Date: September 20, 2012